Exhibit 17



                         MONEY MARKET OBLIGATIONS TRUST

                               LIQUID CASH TRUST

           Proxy for Special Meeting of Shareholders - April 4, 2008

KNOW ALL PERSONS BY THESE PRESENTS THAT THE UNDERSIGNED SHAREHOLDER OF LIQUID CASH TRUST, A PORTFOLIO OF MONEY MARKET OBLIGATIONS TRUST (THE "TRUST"), HEREBY APPOINTS EACH OF LESLIE K. ROSS, CATHERINE RYAN, MARK THOMPSON, _______________, COLLECTIVELY OR INDIVIDUALLY, AS HIS OR HER ATTORNEY-IN-FACT AND PROXY, WITH THE POWER OF SUBSTITUTION OF EACH, TO VOTE AND ACT WITH RESPECT TO ALL SHARES OF LIQUID CASH TRUST, WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AT THE SPECIAL MEETING OF SHAREHOLDERS (THE "SPECIAL MEETING") TO BE HELD ON APRIL 4, 2008, AT THE PRINCIPAL EXECUTIVE OFFICES OF THE TRUST AT 5800 CORPORATE DRIVE, PITTSBURGH, PENNSYLVANIA 15237-7000, AT 2:00 P.M., AND AT ANY ADJOURNMENT THEREOF.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

TO VOTE BY TELEPHONE

1) Read the Proxy Statement and have the proxy card below at  hand.
2) Call 1-800-690-6903
3) Enter the 14-digit control number set forth on the proxy card and follow the simple instructions.
TO VOTE BY INTERNET
1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to Website www.proxyweb.com
3) Enter the 14-digit control number set forth on the proxy card and follow the simple instructions.
TO VOTE BY MAIL
1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

After careful consideration, the Board of Trustees of the Trust unanimously approved each of the proposals listed below and recommended that shareholders vote "for" each proposal.

Proposal 1.
To approve a proposed Agreement and Plan of Reorganization pursuant to which Government Obligations Fund, a portfolio of the Trust, would acquire all of the assets of Liquid Cash Trust, also a portfolio of the Trust, in exchange solely for Institutional Shares of Government Obligations Fund, to be distributed pro rata by Liquid Cash Trust to its shareholders, in complete termination and liquidation of Liquid Cash Trust.
FOR               [   ]
AGAINST           [   ]
ABSTAIN           [   ]


Proposal 2.
To grant the proxies the authority to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.
FOR               [   ]
AGAINST           [   ]
ABSTAIN           [   ]


I.    YOUR VOTE IS IMPORTANT

                                                 PLEASE COMPLETE, SIGN AND
                                                 RETURN
                                                 THIS CARD AS SOON AS POSSIBLE.




                                                 DATED

                                                 SIGNATURE

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.












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